Exhibit 99.1

 Computer Access Technology Reports Earnings Per Share of $0.03 on Revenue of
                           $4.9 Million for Q2 2004

      SANTA CLARA, Calif., July 22 /PRNewswire-FirstCall/ -- Computer Access Technology Corporation [CATC] (Nasdaq: CATZ), a communication protocols expert company, today reported financial results for the second quarter ended June 30, 2004. Revenue for the second quarter of 2004 was $4.9 million, compared to $3.9 million for the second quarter of 2003 and $4.6 million for the first quarter of 2004. The Company reported an operating profit of $334,000 for the second quarter of 2004 compared with an operating loss of $78,000 in the second quarter of 2003. Combined with net other income of $218,000, the resulting net profit for the second quarter of 2004 was $552,000, or $0.03 per share, compared to a net profit of $120,000, or $0.01 per share in the second quarter of 2003. The Company generated $731,000 in cash flow from operations during the second quarter of 2004. For the second quarter of 2004, the Company's gross profit margin was 82.4%, compared to 79.3% in the second quarter of 2003. The Company's operating expenses totaled $3.7 million.

      Carmine Napolitano, President and CEO, said: "We are pleased with the most recent financial results, as they continue to validate the growth strategy we put in place two years ago. The investments we made to significantly expand our product footprint, and with it our addressable market, have begun to pay-off in the form of operating leverage and profitability."

      During the quarter and in recent weeks CATC made the following corporate announcements:

    -- On July 9, 2004, CATC announced that it had significantly strengthened its storage distribution network in North America by granting Sierra Technologies, LLC the right to sell CATC's Storage products along the East Coast of the U.S. Over the past 13 years, Sierra Technologies has established itself as a leading provider of electronic test, measurement, and manufacturing systems to the storage market, supporting a strong and loyal customer base.

      During the quarter CATC made the following product related announcements:

    -- Release of the FCTracer(TM) 4G, a 4 Gbps Fibre Channel expert analysis system offering 4 Gbps Fibre Channel early adopters a test platform that combines advanced capture, display, analysis and reporting tools with the ability to capture traffic at 1, 2 and 4 Gbps signaling speed. With this product release, CATC becomes among the first to deliver support for 4G Fibre Channel, enabling us to challenge entrenched market participants.

    -- Release of its PETracer(TM) EML, a 16-lane PCI Express(R) expert analysis system built on CATC's newest and most advanced Universal Protocol Analyzer System(TM), the UPAS 100K. The PETracer EML captures, analyzes and displays bidirectional 16-Lane PCI Express traffic to allow semiconductor, motherboard and add-in card manufacturers to accelerate market introduction of their PCI Express solutions. The UPAS 100K is specifically designed for high-speed serial protocols such as PCI Express and provides future scalability with expanded hardware capabilities, significantly reducing the lifecycle cost of ownership.

      Separately, CATC announced this morning the retirement of Chief Executive Officer Dan Wilnai and new appointments to executive management and the Board of Directors.

      Conference Call, Webcast

      CATC has scheduled a conference call for analysts and investors to discuss our quarterly results at 8:00 a.m. PDT on Thursday, July 22, 2004. Open to the public, a live Webcast of the conference call will be accessible from the "Investor Relations" section of CATC's website (http://www.catc.com/investor/). Following the live Webcast, an archived version of the Webcast will be available on the CATC website through August 31, 2004.

      About CATC

      CATC, a communication protocol expert company, provides advanced verification systems and connectivity products for existing and emerging digital communications standards such as Bluetooth, Fibre Channel, IEEE 1394, InfiniBand, PCI Express, SCSI, Serial ATA, Serial Attached SCSI (SAS) and USB. CATC products are used by semiconductor, device, system and software companies at each phase of their products' lifecycles from development through production and market deployment. CATC's expert protocol analysis systems allow customers to monitor communications traffic, diagnose design and operational problems and confirm interoperability and standards compliance. Technicians also use CATC's test and analysis products on production lines and for maintenance of deployed systems and networks. CATC was founded in 1992 and is headquartered in Santa Clara, California. For more information regarding CATC and its products, please visit http://www.catc.com/.

      Regarding Forward-Looking Statements

      This press release may contain forward-looking statements based on CATC's current expectations, such as availability of product, market acceptance and competition, management capability and experience, levels of growth, profitability and shareholder value. These forward-looking statements involve risks and uncertainties. A number of important factors could cause actual results to differ materially from those in the forward-looking statements, such as CATC's production of new products, market acceptance of its products, competitive pressures, management performance, success of growth, profitability and increased shareholder value. These factors, as well as other factors that could cause actual results to differ materially, are discussed in more detail in CATC's Annual Report on Form 10-K, filed February 20, 2004, as amended by its Form 10-K/A filed on March 3, 2004, its most recent Form 10-Q filed on May 13, 2004 and subsequent filings CATC may make with the SEC, as amended, which can be viewed at the Securities and Exchange Commission's website at http://www.sec.gov/.

      NOTE: CATC, Computer Access Technology Corporation, FCTracer, PETracer, Universal Protocol Analyzer System, and UPAS are proprietary marks of Computer Access Technology Corporation. All other company names and marks may be trademarks of the respective companies with which they are associated.


                    COMPUTER ACCESS TECHNOLOGY CORPORATION
                    CONDENSED CONSOLIDATED BALANCE SHEETS
                          (unaudited, in thousands)

                                                     June 30,   December 31,
                                                       2004          2003
    ASSETS

    Current assets:
      Cash and cash equivalents                      $18,176        $34,116
      Short-term investments                           2,617          1,055
      Trade accounts receivable, net                   3,000          3,180
      Inventories                                      1,592            907
      Other current assets                               615            675
        Total current assets                          26,000         39,933
    Long-term investments                             24,779          9,367
    Property and equipment, net                          980            768
    Purchased intangibles                                 98            167
    Other assets                                         135            114
                                                     $51,992        $50,349

    LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
      Accounts payable                                  $795           $393
      Accrued expenses                                 3,116          2,919
      Accrued restructuring                               15             29
      Deferred revenue                                   581            535
        Total current liabilities                      4,507          3,876
    Deferred rent                                         15              2
        Total liabilities                              4,522          3,878

    Stockholders' equity:
      Common stock                                        20             19
      Additional paid-in capital                      52,960         52,595
      Deferred stock-based compensation                   --            (32)
      Unrealized loss on investments                    (312)            --
      Accumulated deficit                             (5,198)        (6,111)
        Total stockholders' equity                    47,470         46,471
                                                     $51,992        $50,349


                    COMPUTER ACCESS TECHNOLOGY CORPORATION

               CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             (unaudited, in thousands, except per share amounts)

                                     Three Month Period    Six Month Period
                                           Ended                Ended
                                          June 30,             June 30,
                                      2004      2003       2004       2003

    Revenue                         $4,896     $3,856     $9,541     $7,118
    Cost of revenue                    853        791      1,669      1,455
    Amortization of acquired
     developed technology                9          9         17         18
    Gross profit                     4,034      3,056      7,855      5,645
    Operating expenses:
      Research and development       1,569      1,249      3,172      2,557
      Sales and marketing            1,515      1,193      2,796      2,337
      General and administrative       590        585      1,272      1,261
      Amortization of
       purchased intangibles            26         26         52         52
      Amortization of deferred
       stock-based compensation         --         81         26        140
          Total operating expenses   3,700      3,134      7,318      6,347
    Income (loss) from operations      334        (78)       537       (702)
    Other income, net                  218        198        376        359
    Income (loss)
     before income taxes             5,522        120        913       (343)
    Income taxes                        --         --         --         --
    Net income (loss)                 $552       $120       $913      $(343)
    Net income (loss) per share:
      Basic                          $0.03      $0.01      $0.02     $(0.02)
      Diluted                        $0.03      $0.01      $0.02     $(0.02)
    Weighted average
     shares outstanding
      Basic                         19,551     19,442     19,509     19,411
      Diluted                       20,718     19,980     20,688     19,411


SOURCE  Computer Access Technology Corporation
    -0-                             07/22/2004
    /CONTACT: Jason LeBeck of Computer Access Technology Corporation, +1-408-486-7202, or investorinfo@catc.com/
    /Web site:  http://www.catc.com/
    (CATZ)

CO:  Computer Access Technology Corporation
ST:  California
IN:  CPR STW
SU:  ERN CCA PER